_________________________________________________

United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
February 24, 2006

          Seawright Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-56848	54-1965220
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Cameron Street Alexandria, Virginia	22134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 340-1269

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During its review of the Registrant’s Form 10-KSB for the fiscal year ended December 31, 2004 and the Registrant’s Form 10-QSBs for the fiscal quarters ended March 31, 2005 and June 30, 2005, SEC staff initiated discussions and comments with the Registrant about the Registrant’s accounting treatment for, among other things, (i) its August 2004 private placement (the “Private Placement”), (ii) its put agreement entered into with a shareholder in October 2004 (the “Put Agreement”), (iii) its overpayment of amounts owed to a shareholder and (iv) its proceeds from the sale of trading securities.

Management of the Registrant, following its evaluation of the SEC staff’s comments and consultations with its independent auditor, Russell Bedford Stefanou Mirchandani LLP, has decided to restate its financial statements and make the following changes.

The original accounting for the Private Placement had allocated the proceeds received from the Private Placement on the residual value method rather than the relative fair value method as prescribed in EITF 98-5 and EITF 00-27. Accordingly, the proceeds attributed to the common stock, convertible debt and warrants will be restated to reflect the relative fair value method.

The Put Agreement had initially been recorded under SFAS 150; however, the Put Agreement was being revalued to the current fair value of the forward contract as if the terms of the contract were conditional rather than predefined. As the contract terms were set upon issuance, the value of the Put Agreement will be measured at the initial fair value of the shares at inception and restated.

The overpayment to the shareholder had originally been classified as an increase to operating expenses and repayments by the shareholder recorded as an increase to other operating income. In review of accounting standards, it has been determined the transaction will be reflected as a capital transaction due to the control relationship which existed between the shareholder, who is also the Registrant’s President, and the Registrant. The Registrant, through its restatements, will be accounting for the excess payment to the Registrant’s shareholder as a nonreciprocal transfer and, will reflect the overpayment as a direct reduction of additional paid-in capital.

The Registrant also previously recorded gains from sales of trading securities in investing activities, rather than in operating activities. The Registrant will transfer such gains to operating activities in its restated financials.

Management has concluded that the Registrant’s previously issued financial statements for the year ended December 31, 2005 and for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 should no longer be relied upon, pending their restatement as described above. This determination was made by Management on February 24, 2006. The Registrant expects to present the restatements described in this Current Report when it files with the Securities Exchange Commission its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and its Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWRIGHT HOLDINGS, INC.

By:	/s/ Joel Sens

Name: Joel P. Sens Title: Chief Executive Officer

Dated: April 13, 2006